EXHIBIT 10.1

FOURTH AMENDMENT TO FINANCING AGREEMENT

This Amendment to Financing Agreement (“Amendment”) is made and entered into as of this 15th day of May, 2003 between Key Tronic Corporation (‘Company”) and The CIT Group/Business Credit, Inc. (“CIT”) in reference to that certain Financing Agreement between Company and CIT dated August 22, 2001, as amended (hereinafter “Financing Agreement”). Capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreement.

Company and CIT desire to amend the Financing Agreement as set forth below.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. The definition of “Borrowing Base” is hereby amended and restated to read as follows:

“Borrowing Base shall mean the lesser of (l) eighty five percent (85%) of the Company’s aggregate outstanding Eligible Accounts Receivable less Dilution Reserves, if any and (2) the amount of cash collections of Accounts for the prior forty five (45) Business Days, less any applicable Availability Reserves.”

2. Clause (b) (iv) of the definition of Eligible Accounts Receivable is hereby amended and restated to read as follows:

“(iv) contra Accounts (excluding Lexmark International, Cognitive, Clorox, Lexmark International Technology, S.A. and Axiohm so long as such account debtors have executed CIT’s agreement referenced in Section 2.1 (bb) herein, provided such Accounts do not exceed the Maximum Contra Exposure in the aggregate at any one time)”

3. The definition of “Eligible Inventory” is hereby deleted in its entirety.

4. The definition of “Inventory Loan Cap” is hereby amended and restated to read as follows:

“Inventory Loan Cap shall mean the amount of $0.00.”

5. This Amendment may be signed in counterparts with the same affect as if the signatures to each counterpart were upon a single instrument.

6. Except as modified by the terms herein, the Financing Agreement and the Loan Documents remain in full force and effect in accordance with their terms without offset, counterclaim or recoupment.

7. This Amendment shall be governed by the laws of the State of California.

8. Company agrees to pay, on demand, all reasonable attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith.

COMPANY AND CIT HEREBY WAIVE ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KEY TRONIC CORPORATION

By	/S/ Ronald F. Klawitter
Its	Exec. VP of Admin. & CFO

THE CIT GROUP/BUSINESS CREDIT, INC.

By	Jeannette M. Behm
Its	Vice President, Acct. Mgr.